1. OVID THERAPEUTICS INC. AMENDED AND RESTATED INSIDER TRADING POLICY I. INTRODUCTION During the course of your employment, directorship or consultancy with OVID THERAPEUTICS INC. (the “Company”), you may receive important information that is not yet publicly available (“inside information”) about the Company or about other publicly traded companies with which the Company has business dealings. Because of your access to this inside information, you may be in a position to profit financially by buying or selling, or in some other way dealing, in the Company’s stock, or stock of another publicly traded company, or to disclose such information to a third party who does so profit (a “tippee”). This policy determines acceptable transactions in the securities of the Company by our employees, directors and consultants. II. INSIDER TRADING POLICY A. Securities Transactions Use of inside information by someone for personal gain, or to pass on, or “tip,” the inside information to someone who uses it for personal gain, is illegal, regardless of the quantity of shares, and is therefore prohibited. You can be held liable both for your own transactions and for transactions effected by a tippee, or even a tippee of a tippee. Furthermore, it is important that the appearance of insider trading in securities be avoided. The only exception is that transactions directly with the Company, e.g., option exercises for cash or purchases under the Company’s employee stock purchase plan, are permitted. However, the subsequent sale (including the sale of shares in a cashless exercise program) or other disposition of such stock is fully subject to these restrictions. B. Inside Information As a practical matter, it is sometimes difficult to determine whether you possess inside information. The key to determining whether nonpublic information you possess about a public company is inside information is whether dissemination of the information would likely affect the market price of the company’s stock or would likely be considered important, or “material,” by investors who are considering trading in that company’s stock. Certainly, if the information makes you want to trade, it would probably have the same effect on others. Remember, both positive and negative information can be material. If you possess inside information, you may not trade in a company’s stock, advise anyone else to do so or communicate the information to anyone else until you know that the information has been publicly disseminated. This policy also applies to all family members and other household members of those covered by this policy and all companies controlled by those covered by this policy. You may never recommend to another person that he or she buy, hold, sell or otherwise acquire or dispose of the Company’s securities. This means that in some circumstances, you may have to forego a proposed transaction in a company’s securities even if you planned to execute the transaction prior to learning of the inside information and even though you believe you may suffer an economic loss or sacrifice an anticipated profit by waiting. “Trading” includes engaging in short sales, transactions in put or call options, hedging transactions and other inherently speculative transactions. You may not participate in “chat rooms” or other electronic discussion groups or contribute to blogs, bulletin boards or social media forums on the Internet concerning the activities of the Company or other companies with which the Company does business, even if you do so anonymously, unless doing so

2. is part of your job responsibilities and you have explicit authorization from the individual designated by the Company’s board of directors as the clearing officer or his or her designee (each, a “Clearing Officer”). Although by no means an all-inclusive list, information about the following items may be considered to be inside information until it is publicly disseminated: (a) financial results or forecasts; (b) communications with government agencies; (c) strategic plans; (d) major new products or processes; (e) acquisitions or dispositions of assets, divisions, companies, etc.; (f) pending public or private sales of debt or equity securities; (g) events regarding the Company’s securities (e.g., repurchase plans, declaration of stock splits, dividends or changes in dividend policy); (h) major contract awards or cancellations; (i) scientific, clinical or regulatory results; (j) key management or control changes; (k) possible tender offers or proxy fights; (l) financial restatements or significant writeoffs; (m) employee layoffs; (n) significant litigation; (o) impending bankruptcy; (p) gain or loss of a significant license agreement or other contracts with customers or suppliers; (q) pricing changes or discount policies; (r) corporate partner relationships; and (s) notice of issuance, withdrawal or overturning of patents. For information to be considered publicly disseminated, it must be widely disclosed through a press release or U.S. Securities and Exchange Commission (the “SEC”) filing and a sufficient amount of time must have passed to allow the information to be fully disclosed. Generally speaking, information will be considered publicly disseminated after two full trading days have elapsed since the date of public disclosure of the information. For example, if an announcement of inside information of which you were

3. aware was made prior to trading on Wednesday, then you may execute a transaction in the Company’s securities on Friday. III. STOCK TRADING BY DIRECTORS, OFFICERS AND OTHER EMPLOYEES Because the officers, directors and other employees of the Company are the most visible to the public and are most likely, in the view of the public, to possess inside information about the Company, we also require them to notify and receive approval from a Clearing Officer prior to engaging in transactions in the Company’s securities and observe other restrictions designed to minimize the risk of apparent or actual insider trading. From time to time, we may also require that all employees and directors limit their transactions in the Company’s securities to defined time periods following public dissemination of quarterly and annual financial results. A. Covered Insiders The provisions outlined in this insider trading policy apply to all directors, employees and consultants of the Company. Generally, any entities or family members whose trading activities are controlled or influenced by any of such persons should be considered to be subject to the same restrictions. B. Window Period From time to time, the Company may generally prohibit directors, employees and consultants from being or selling securities outside of a time period the Company designates as a “window period.” As of the effective date of this Policy, the Company has not instituted an earnings window period. In the event the Company institutes an earnings window period after the effective date of this Policy, directors, employees and consultants will additionally be subject to the requirements of this paragraph III.B. In the event the Company institutes an earnings window period, except as set forth in this paragraph III.B and in paragraphs III.C, D and F of this policy, directors, officers, other employees and consultants may buy or sell securities of the Company only during a window period that opens after two full trading days have elapsed after the public dissemination of the Company’s annual or quarterly financial results and closes on the last trading day a set number of weeks before the end of the quarter. This window period may be closed early or may not open if, in the judgment of the Clearing Officer, there exists undisclosed information that would make trades inappropriate. In addition to an earnings window period, the Company may close the trading window at any time and for any duration pending public release of material news. It is important to note that the fact that the trading window is closed should itself be considered inside information. An employee or director who believes that special circumstances require him or her to trade during a closing trading window should consult with the Clearing Officer. Permission to trade during a closed trading window will be granted only where the circumstances are extenuating and there appears to be no significant risk that the trade may subsequently be questioned. C. Exceptions to Window Period or Closure of Trading Window for Material News 1. ESPP/Option Exercises. Employees who are eligible to do so may purchase stock under the Company’s Employee Stock Purchase Plan (“ESPP”) on periodic designated dates in accordance with the ESPP without restriction to any particular period. Directors, officers, other employees and consultants may also exercise options granted under the Company’s stock option plans for cash or, at the Company’s discretion, may elect to have the Company withhold securities in connection with an option exercise without restriction to any particular period. However, the subsequent sale of the

4. stock (including sales of stock in a cashless exercise) acquired upon the exercise of options or pursuant to the ESPP is subject to all provisions of this policy. 2. 10b5-1 Automatic Trading Programs. In addition, purchases or sales of the Company’s securities made pursuant to, and in compliance with, a written plan established by a director or officer or other employee that meets the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (a “Trading Plan”) may be made without restriction to any particular period provided that (i) the Trading Plan was established in good faith and not as part of a plan or scheme to avoid the prohibitions of Rule 10b-5 of the Exchange Act, in compliance with the requirements of Rule 10b5-1, at the time when such individual was not in possession of inside information about the Company and the Company had not imposed any trading blackout period, (ii) the Trading Plan was reviewed by the Company prior to establishment, solely to confirm compliance with this policy and the securities laws and (iii) the Trading Plan allows for the cancellation of a transaction and/or suspension of such Trading Plan upon notice and request by the Company to the individual if any proposed trade (a) fails to comply with applicable laws (e.g., exceeding the number of shares that may be sold under Rule 144) or (b) would create material adverse consequences for the Company. The Company must be notified of the establishment of any such Trading Plan, any amendments to such Trading Plan and the termination of such Trading Plan. D. Pre-Clearance and Advance Notice of Transactions In addition to the requirements listed above, directors, officers, other employees and consultants may not engage in any transaction in the Company’s securities, including any purchase or sale in the open market, loan, gifts or other transfer of beneficial ownership without first obtaining pre-clearance of the transaction from the Clearing Officer at least two business days in advance of the proposed transaction. The Clearing Officer will then determine whether the transaction may proceed and, if so, will direct the Compliance Coordinator (as identified in the Company’s Section 16 Compliance Program) to assist, if applicable, in complying with the reporting requirements under Section 16(a) of the Exchange Act, if any. Pre-cleared transactions not completed within five (5) business days shall require new pre-clearance under the provisions of this paragraph. The Company may, at its discretion, shorten such period of time. You must give advance notice of an intent to exercise an outstanding stock option to the Clearing Officer. Upon completion of any transaction, the director or Section 16 officer, must immediately notify the Compliance Coordinator and any other individual(s) identified in Section 1 of the Company’s Section 16 Compliance Program so that the Company may assist in any Section 16 reporting obligations. E. Prohibition of Speculative or Short-Term Trading No officer, director, employee or consultant of the Company may engage in short sales, transactions in publicly-traded options, such as puts and calls, hedging transactions, margin accounts, pledges or other inherently speculative transactions with respect to the Company’s stock at any time. F. Short-Swing Trading/Control Stock/Section 16 Reports Officers and directors subject to the reporting obligations under Section 16 of the Exchange Act should take care not to violate the prohibition on short-swing trading (Section 16(b) of the Exchange Act) and the restrictions on sales by control persons (Rule 144 under the Securities Act of 1933, as amended), and should file all appropriate Section 16(a) reports (Forms 3, 4 and 5), which are enumerated and described in the Company’s Section 16 Compliance Program, and any notices of sale required by Rule 144.

5. G. Prohibition of Trading During Pension Fund Blackouts In accordance with Regulation BTR under the Exchange Act, no director or officer of the Company shall, directly or indirectly, purchase, sell, gift or otherwise acquire or transfer any equity security of the Company (other than an exempt security) during any “blackout period’’ (as defined in Regulation BTR) with respect to such equity security, if such director or officer acquires or previously acquired such equity security in connection with his or her service or employment as a director or officer. This prohibition shall not apply to any transactions that are specifically exempted from Section 306(a)(1) of the Sarbanes-Oxley Act of 2002 (as set forth in Regulation BTR), including but not limited to: purchases or sales of the Company’s securities made pursuant to, and in compliance with, a Trading Plan; compensatory grants or awards of equity securities pursuant to a plan that, by its terms, permits officers and directors to receive automatic grants or awards and specifies the terms of the grants and awards; acquisitions or dispositions of equity securities by will or the laws of descent or pursuant to a domestic relations order; etc. The Company shall timely notify each director and officer of any blackout periods in accordance with the provisions of Regulation BTR. IV. DURATION OF POLICY’S APPLICABILITY This policy continues to apply to your transactions in the Company’s securities or the securities of other public companies engaged in business transactions with the Company even after your employment, consultancy or directorship with the Company has terminated. If you are in possession of inside information when your relationship with the Company concludes, you may not trade in the Company’s securities or the securities of such other company until the information has been publicly disseminated or is no longer material. V. PENALTIES Anyone who effects transactions in the Company’s securities or the securities of other public companies engaged in business transactions with the Company (or provides information to enable others to do so) on the basis of inside information is subject to both civil liability and criminal penalties, as well as disciplinary action by the Company. An employee, director or consultant who has questions about this policy should contact his or her own attorney or the Clearing Officer. Please also see the “Frequently Asked Questions attached hereto as EXHIBIT A. Adopted: April 12, 2017 Effective: May 4, 2017 Amended: February 23, 2023

6. OVID THERAPEUTICS INC. INSIDER TRADING POLICY CERTIFICATION To: OVID THERAPEUTICS INC. I, ________________________, have received and read a copy of the OVID THERAPEUTICS INC. Insider Trading Policy. I hereby agree to comply with the specific requirements of the policy in all respects during my employment or other service relationship with OVID THERAPEUTICS INC. I understand that this policy constitutes a material term of my employment or other service relationship with OVID THERAPEUTICS INC. (or a subsidiary thereof) and that my failure to comply in all respects with the policy is a basis for termination for cause. (Signature) (Name) (Date)

1. EXHIBIT A FREQUENTLY ASKED QUESTIONS 1. What is insider trading? A: Insider trading is the buying or selling of stocks, bonds, futures, or other securities by someone in possession of material nonpublic information. Insider trading also includes trading in options (puts and calls), the price of which is linked to the underlying price of a company’s stock. It does not matter how many shares you buy or sell, or whether it has an effect on the stock price – if you have material, nonpublic information and you trade, you have broken the law. 2. Why is insider trading illegal? A: If company insiders are able to use their confidential knowledge to their financial advantage, other investors would not have confidence in the fairness and integrity of the marketplace. Requiring those who have such information to disclose (the information to the public) or abstain (from trading) ensures an even playing field. 3. What is material, nonpublic information? A: Information is material if it would influence a reasonable investor to buy or sell a stock, bond, future or other security. This could mean many things – financial or clinical trial results, potential mergers, major contracts, etc. Information is nonpublic if it has not yet been released and disseminated to the public. 4. Who can be guilty of insider trading? A: Anyone who buys or sells a security while in possession of material, nonpublic information. It does not matter if you are not an executive officer or director, or even if you do not work at Ovid Therapeutics – if you know something material about the value of a security that not everyone else does, regardless of who you are, you can be found guilty of insider trading. 5. Does Ovid Therapeutics have an insider trading policy? A: Yes. 6. What if I work in a foreign office? A: There is no difference. The policy and law applies to you. Because our common stock trades on a U.S. securities exchange, the insider trading laws of the United States apply. The U.S. Securities and Exchange Commission (the “SEC”) (a U.S. government agency in charge of investor protection) and the Financial Industry Regulatory Authority (FINRA) (a private regulator that oversees U.S. securities exchanges) routinely investigate trading in a company’s securities conducted by internationally based individuals and firms. In addition, as an Ovid Therapeutics employee, director or consultant, our policies apply to you no matter where in the world you work.

2. 7. What if I don’t buy or sell anything, but I tell someone else the information and they buy or sell? A: That is called “tipping.” You are the “tipper” and the other person is called the “tippee.” If the tippee buys or sells based on that material nonpublic information, you might still be guilty of insider trading. In fact, if you tell family members who tell others and those people then trade on the information, those family members might be guilty of insider trading too. As a result, you may not discuss material nonpublic information about Ovid Therapeutics with anyone outside Ovid Therapeutics, including spouses, family members, friends or business associates. This includes anonymous discussion on the Internet about Ovid Therapeutics or companies with which Ovid Therapeutics does business. 8. What if I don’t tell them the information itself, I just tell them whether they should buy or sell? A: That is still tipping and you can still be found guilty of insider trading. According to our policies, you may never recommend to another person that they buy, hold or sell our common stock or any derivative security related to our common stock. 9. What are the penalties if I trade on inside information or tip off someone else? A: Anyone found liable in a civil case for trading on inside information may need to pay the U.S. government an amount equal to any profit made or any loss avoided and may also face a penalty of up to three times this amount. Persons found liable for tipping inside information, even if they did not trade themselves, may face a penalty of up to three times the amount of any profit gained or loss avoided by everyone in the chain of tippees. In addition, anyone convicted of criminal insider trading can face prison terms and additional fines. 10. What is “loss avoided”? A: If you sell common stock or a related derivative security before the negative news is publicly announced, and as a result of the announcement the stock price declines, you have avoided the loss caused by the negative news. 11. Am I restricted from trading securities of any companies other than Ovid Therapeutics (for example a customer or competitor of Ovid Therapeutics)? A: Yes. U.S. insider trading laws restrict everyone from trading in a company’s securities based on material, nonpublic information about that company, regardless of whether the person is directly connected with that company. Therefore, if you obtain material, nonpublic information about another company, you should not trade in that company’s securities. You should be particularly conscious of this restriction if, through your position at Ovid Therapeutics, you sometimes obtain sensitive, material information about other companies and their business dealings with Ovid Therapeutics. 12. So if I do not trade Ovid Therapeutics securities when I have material, nonpublic information, and I don’t “tip” other people, I am in the clear, right? A: Not necessarily. Even if you do not violate U.S. law, you may still violate our policies. Our policies are stricter than the law requires so that we and our employees, directors and consultants can avoid even the appearance of wrongdoing. Therefore, please review the entire policy carefully.

3. 13. So when can I buy or sell my Ovid Therapeutics securities? A: According to our policies, if you have material, nonpublic information, you may not buy or sell our common stock until the third trading day after that information is released or announced to the public. At that point, the information is considered public. Even if you do not have material, nonpublic information, you may not trade in our common stock during any trading “blackout” period. (A list of current blackout periods can be found at www.ovidrx.com and additional trading blackout periods may be announced by email.) And finally, all directors, officers, other employees and consultants must pre- clear any purchases or sales of stock with the Clearing Officer two days in advance of the proposed transaction. 14. If I have an open order to buy or sell Ovid Therapeutics securities on the date a trading window closes, my broker will cancel the open order and won’t execute the trade, right? A: No. If you have any open orders at the time a trading window closes, it is your responsibility to cancel these orders with your broker. If you have an open order and it executes after a trading window closes, it is a violation of our insider trading policy and may also be a violation of the insider trading laws. 15. Am I allowed to trade derivative securities of Ovid Therapeutics? Or short Ovid Therapeutics common stock? A: No. Under our policies, you may not trade in derivative securities related to our common stock, which includes, but is not limited to publicly traded call and put options. In addition, under our policies, you may not engage in short selling of our common stock at any time. “Derivative securities” are securities other than common stock that are speculative in nature because they permit a person to leverage his or her investment using a relatively small amount of money. Examples of derivative securities include (but are not limited to) “put options” and “call options.” These are different from employee stock options, which are not derivative securities. “Short selling” is profiting when you expect the price of the stock to decline, and includes transactions in which you borrow stock from a broker, sell it, and eventually buy it back on the market to return the borrowed shares to the broker. Profit is made through the expectation that the stock price will decrease during the period of borrowing. 16. Why does Ovid Therapeutics prohibit trading in derivative securities and short selling? A: Many companies with volatile stock prices have adopted such policies because of the temptation it represents to try to benefit from a relatively low cost method of trading on short-term swings in stock prices (without actually holding the underlying common stock) and encourages speculative trading. For this reason, we have decided to prohibit employees from such trading. As we are dedicated to building stockholder value, short selling our common stock is adverse to our stated values and would not be received well by our stockholders. 17. Can I purchase Ovid Therapeutics securities on margin or hold them in a margin account? A: Under our policies, you may not purchase our common stock on margin or hold it in a margin account at any time.

4. “Purchasing on margin” is the use of borrowed money from a brokerage firm to purchase our securities. Holding our securities in a margin account includes holding the securities in an account in which the shares can be sold to pay a loan to the brokerage firm. 18. Why does Ovid Therapeutics prohibit me from purchasing Ovid Therapeutics securities on margin or holding them in a margin account? A: Margin loans are subject to a margin call whether or not you possess insider information at the time of the call. If your margin call were called at a time when you had insider information and you could not or did not supply other collateral, you and Ovid Therapeutics could be subject to litigation based on your insider trading activities: the sale of the stock (through the margin call) when you possessed material nonpublic information. The sale would be attributed to you even though the lender made the ultimate determination to sell. The U.S. Securities and Exchange Commission takes the view that you made the determination to not supply the additional collateral and you are therefore responsible for the sale. 19. Can I exercise stock options during a trading blackout period or when I possess material, nonpublic information? A: Yes. You may exercise the option and receive shares, but you may not sell the shares (even to pay the exercise price or any taxes due) or otherwise settle the option during a trading blackout period or any time that you have material nonpublic information. Also note that if you choose to exercise and hold the shares, you will be responsible at that time for any taxes due. 20. Am I subject to the trading blackout period if I am no longer an employee of Ovid Therapeutics? A: It depends. If your employment with Ovid Therapeutics ends on a day that the trading window is closed, you will be subject to the trading blackout period then in effect. If your employment with Ovid Therapeutics ends on a day that the trading window is open, you will not be subject to the next trading blackout period. However, even if you are not subject to our trading blackout period after you leave Ovid Therapeutics, you should not trade in Ovid Therapeutics securities if you possess material nonpublic information. That restriction stays with you as long as the information you possess is material and not released by Ovid Therapeutics. 21. Can I gift stock while I possess material, nonpublic information or during a trading blackout period? A: No. A gift of stock could subject you to insider trading liability if you are aware of material nonpublic information at the time of the gift and knew or were reckless in not knowing that the recipient would sell the securities prior to the disclosure of such information. Therefore, gifts may only be made when you are not in possession of material nonpublic information and not subject to a trading blackout period. 22. What if I purchased publicly traded options or other derivative securities before I became an Ovid Therapeutics employee (or contractor or consultant)? A: The same rules apply as for employee stock options. You may exercise the publicly traded options at any time, but you may not sell such securities during a trading blackout period or at any time that you have material, nonpublic information. When you become an Ovid Therapeutics employee, you must report to our Clearing Officer that you hold such publicly traded options or other derivative securities.

5. 23. May I own shares of a mutual fund that invests in Ovid Therapeutics? A: Yes. 24. Are mutual fund shares holding Ovid Therapeutics subject to the trading blackout periods? A: No. You may trade in mutual funds holding our common stock at any time. 25. May I use a “routine trading program” or “10b5-1 plan”? A: Yes, subject to the requirements discussed in our Insider Trading Policy. A routine trading program, also known as a 10b5-1 plan, allows you to set up a highly structured program with your stockbroker through which you specify ahead of time the date, price, and amount of securities to be traded. If you wish to create a 10b5-1 plan, you must contact the Clearing Officer for approval. 26. What happens if I violate our insider trading policy? A: Violation of our policies may result in severe personnel action, including a memo to your personnel file and up to and including termination of your employment or other relationship with Ovid Therapeutics. In addition, you may be subject to criminal and civil enforcement actions by the government. 27. Who should I contact if I have questions about our insider trading policy? A: You should contact our Clearing Officer at (646) 661-7661.